EXHIBIT 8.2

LUSE GORMAN, PC

ATTORNEYS AT LAW

5335 Wisconsin Avenue, NW, Suite 780

Washington, D.C. 20015

—————

Telephone (202) 274-2000

Facsimile (202) 362-2902

www.luselaw.com

July 28, 2017

Board of Directors

CBT Financial Corp.

11 North Second Street

Clearfield, Pennsylvania 16830

Re:     Federal Income Tax Opinion Issued to CBT Financial Corp. in Connection with the Merger of CBT Financial Corp. with and into Riverview Financial Corporation

Ladies and Gentlemen:

We have acted as special counsel to CBT Financial Corp., a Pennsylvania corporation (“CBT Financial”), in connection with the planned merger (the “Merger”) of CBT with and into Riverview Financial Corporation, a Pennsylvania corporation (“Riverview Financial”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) by and between CBT Financial and Riverview Financial, dated as of April 19, 2017.

In connection with this opinion, we have reviewed: (i) the Merger Agreement; (ii) the Registration Statement on Form S-4 filed by Riverview Financial with the Securities and Exchange Commission in connection with the Merger (the “Registration Statement”) and the proxy statement/prospectus included therein; and (iii) the certificates of Officers of CBT Financial and Riverview Financial as to certain factual matters, dated as of the date hereof (the “Certificates”).

We have relied, with the consent of CBT Financial and Riverview Financial, and without independent investigation or verification, upon the accuracy and completeness of the Certificates, and we have assumed that the statements and representations contained in the Certificates will be complete and accurate as of the effective time of the Merger. We also have relied upon the accuracy and completeness of the Registration Statement.

In rendering this opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, interpretive rulings of the Internal Revenue Service (the “IRS”), pertinent judicial authorities and such other authorities as we have considered relevant as of the date hereof (hereinafter, collectively referred to as the “Current Law”).

CBT Financial Corp.

July 28, 2017

Based upon and subject to the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein and in the Registration Statement under “Material United States Federal Income Tax Consequences of the Merger,” we are of the opinion that under the Current Law the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. We hereby confirm that the discussion contained in the Registration Statement under the caption “Material United States Federal Income Tax Consequences of the Merger,” subject to the limitations, qualifications, and assumptions described therein, constitutes our opinion of the material federal income tax consequences of the Merger.

This opinion is based on the Current Law and it represents our best judgment, but it has no binding effect on the IRS or the courts, and no assurance can be given that contrary positions may not be taken by the IRS or a court. It is possible that Congress could enact new law, or that the Department of the Treasury or the IRS could issue new regulations or guidance after the date hereof that would be inconsistent with the opinions expressed herein. It is possible that courts of competent jurisdiction could issue decisions after the date hereof that would be inconsistent with the opinions expressed herein. Any changes in law and any subsequent judicial decisions could have retroactive effect.

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law, or with respect to other areas of United States federal taxation.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the headings “Material United States Federal Income Tax Consequences of the Merger” and “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ Luse Gorman, PC LUSE GORMAN, PC